Exhibit 99.1

NEWS RELEASE

Contact: Bob Butter, Corporate Communications / Office: 412-820-1347 / Cell: 412-736-6186 / bbutter@tollgrade.com
Tollgrade Updates First Quarter 2008 Expected Results
Financial Advisor Retained to Assess Strategic Options
PITTSBURGH, April 10, 2008 — Tollgrade Communications, Inc. (NASDAQ: TLGD), a leading global supplier of test and measurement solutions, today announced that revenue for its first quarter ending March 29, 2008, will be $13.2 million, below the lower end of revenue estimates provided by the Company on January 30, 2008, when it estimated that revenue could range from $13.5 million to $16 million. Also, the Company expects the loss per share to be greater than the estimated loss per share range of ($0.14) to ($0.05).
Separately, the Company announced that it has engaged Needham & Company, LLC as its financial advisor to assist in its ongoing review of strategic business opportunities to enhance shareholder value. As part of this review, the Board intends to consider a full range of possible directions.
“As market segments that we serve continue to undergo rapid and significant change, we are expanding our ongoing assessment of strategic opportunities, as outlined in our January earnings release, to leverage Tollgrade’s position as a leading supplier of service assurance test and measurement solutions,” said Joseph Ferrara, Tollgrade’s President and CEO. “Our continued objective is to ensure that we preserve and enhance shareholder value as we work through the alternatives with our advisors and our Board,” he added.
The Company stated that there can be no assurance that the evaluation process will result in any specific transaction or outcome. Also, unless a specific transaction is approved by its Board, the Company does not intend to make any further public comment regarding the progress of this review.
Tollgrade is scheduled to release full results for the first quarter of 2008 on April 30, 2008 after close of market. A conference call for investors is scheduled for May 1, 2008 at 9:00 a.m. (ET).
About Tollgrade
Tollgrade Communications, Inc. is a leading provider of service assurance products and services for centralized test systems around the world. Tollgrade designs, engineers, markets and supports centralized test systems, test access and status monitoring products, and next generation network assurance technologies for the broadband marketplace. Tollgrade’s customers range from the top RBOCs (Regional Bell Operating Companies) and Cable providers, to numerous independent telecom, cable and broadband providers around the world. Tollgrade’s testing, measurement and monitoring solutions support the infrastructure of cable and telecom companies offering current and emerging triple play services, as well as for new markets requiring centralized testing and monitoring. Tollgrade, headquartered near Pittsburgh in Cheswick, Pa., and its products and customer reach span over 300 million embedded access lines, more than any other test and measurement supplier. For more information, visit Tollgrade’s web site at www.tollgrade.com.
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Forward Looking Statements
The foregoing release contains “forward looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s current expectations regarding revenue and earnings results for the first quarter of 2008, and including statements concerning the Company’s review of strategic alternatives. The Company cautions readers that such “forward looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward looking statements. The Company disclaims any current intention to update its “forward looking statements,” and the estimates and assumptions within them, at any time or for any reason.
Other factors that could cause actual events or results to differ materially from those contained in the “forward looking statements” are included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2007 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.
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